SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐     Preliminary Proxy Statement
☐     Confidential, for use of the Commission (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement only
☑     Definitive Additional Materials
☐     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
AGILYSYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment, of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Explanatory Note
     The sole purpose of this filing is to correct a typographical error in the Notice of Annual Meeting of Shareholders (the “Notice”) of Agilysys, Inc. (the “Company”), as filed with the Securities and Exchange Commission on June 24, 2009 as part of the Company’s proxy materials for its 2009 Annual Meeting of Shareholders (the “Annual Meeting”). The Notice had mistakenly listed the starting time for the Annual Meeting as 8:00 a.m, local time. The correct starting time for the Annual Meeting is 8:30 a.m., local time. There are no other changes to any other parts of the Company’s proxy materials concerning the Annual Meeting.

AGILYSYS, INC.

28925 FOUNTAIN PARKWAY
SOLON, OHIO 44139

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Agilysys Inc., will be held at the Company’s headquarters at 28925 Fountain Parkway, Solon, Ohio 44139, on Friday, July 31, 2009, at 8:30 a.m., local time, for the following purposes:

1. To elect three Class C members of the Board of Directors of the Company to hold office for a term expiring in 2012;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record at the close of business on June 19, 2009 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

By Order of the Board of Directors.

Lawrence N. Schultz
Secretary

June 26, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held on July 31, 2009.

The Proxy Statement and Annual Report to Shareholders are available at
www.Agilysys.com